United States

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 13, 2015

BNC Bancorp

(Exact name of registrant as specified in its charter)

North Carolina	000-50128	47-0898685
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

 3980 Premier Drive, Suite 210
High Point, North Carolina 27265
(Address of principal executive offices)

(336) 476-9200
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On November 13, 2015, BNC Bancorp (the “Company”), as the borrower, entered into a First Amendment (the “Amendment”) to the Company’s existing Credit Agreement, dated November 14, 2014 (the “Credit Agreement”), among the Company and Synovus Bank, as lender. The Credit Agreement was previously disclosed on the Company’s Current Report on Form 8-K filed November 14, 2014.

The Amendment became effective November 13, 2015 and amended the Credit Agreement to (i) extend the maturity date from November 13, 2015 to November 12, 2016, and (ii) increased the revolving commitment from $15,000,000 to $25,000,000 (the “Revolving Commitment”). The Company was required to pay an upfront fee equal to 0.50% of the Revolving Commitment in connection with the Amendment.

The foregoing description of the Amendment is qualified in its entirety by reference to the complete copy of the Amendment that is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosures of the material terms and conditions of the Amendment set forth in Item 1.01 above are incorporated into this Item 2.03 by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit
No.	Description
10.1	First Amendment to 364-Day Revolving Credit Agreement, dated as of November 13, 2015, by and among BNC Bancorp and Synovus Bank

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BNC BANCORP

	By:	/s/ David B. Spencer
	Name:	David B. Spencer
	Title:	Senior Executive Vice President and Chief Financial Officer

Date: November 17, 2015